Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-203915) on Form S-3 of Anchor BanCorp Wisconsin Inc. of our reports dated March 19, 2015, relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in the Annual Report on Form 10-K of Anchor BanCorp Wisconsin Inc. for the year ended December 31, 2014.

We also consent to the reference to our firm under the captions “Experts” in such Registration Statement.

/s/ McGladrey LLP

Madison, Wisconsin

June 8, 2015